SCHEDULE 14A
                               (Rule 14a-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                            Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check appropriate box:
 Preliminary Proxy Statement
                                               |_| Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|X|  Definitive Additional Materials
|_|  Soliciting Material under Rule 14a-12

                                  TRW INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

                               Not Applicable
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

|_|  Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

The Definitive Additional Materials filed herewith relate both to TRW's Special Meeting of Shareholders scheduled for May 3, 2002 and to TRW's Annual Meeting of Shareholders scheduled for April 24, 2002. TRW's proxy statement for the Special Meeting of Shareholders was filed on April 2, 2002 on Schedule 14A and TRW's proxy statement for the Annual Meeting of Shareholders was filed on March 4, 2002 on Schedule 14A.

News Release                          TRW Inc.                     [TRW Logo]
                                      1900 Richmond Road
                                      Cleveland, OH 44124


For Immediate Release                     Contact
                                          Judy Wilkinson or Barrett Godsey
                                          Joele Frank, Wilkinson Brimmer Katcher
                                          212-355-4449

                                          Jay McCaffrey, TRW Media
                                          216-291-7179

                                          Ron Vargo, TRW Investors
                                          216-291-7506

TRW SENDS LETTER TO NORTHROP GRUMMAN

Terms Of Confidentiality Agreement Are Appropriate

Other Participant Has Signed Confidentiality Agreement

CLEVELAND, April 22, 2002 - TRW Inc. (NYSE: TRW) today sent the following letter to Northrop Grumman Corporation (NYSE: NOC):

         April 22, 2002

         W. Burks Terry
         Corporate Vice President and General Counsel
         Northrop Grumman Corporation
         1840 Century Park East
         Los Angeles, CA  90067-2199

                       Re: Confidentiality Agreement

         Dear Mr. Terry:

                  We are deeply disappointed that Northrop Grumman has chosen to negotiate the terms of our confidentiality agreement in the press. Let me set the record straight.

                  TRW is prepared to provide Northrop with access to the same information as it provides to other parties. The confidentiality agreement sent to all interested parties is designed to enable TRW to conduct a process that delivers to TRW shareholders the full value that they deserve from their investment. A confidentiality agreement has already been signed by a participant who will begin receiving information shortly.

                  Northrop has asserted that it wants to proceed with a negotiated transaction, yet has simultaneously insisted on maintaining full flexibility to pursue its hostile offer. Contrary to Northrop's protest, a standstill provision is perfectly appropriate under these circumstances. The integrity of our process is underscored by the fact that our confidentiality agreement did not seek to require Northrop to withdraw its offer or to preclude Northrop from continuing to solicit proxies at TRW's Annual or Special Meetings of Shareholders. Northrop's rhetoric is merely its latest attempt to influence shareholder votes at our Annual Meeting on Wednesday and to exert pressure on TRW's Board for the purpose of forcing an inadequate offer on TRW's shareholders.

                  TRW's Board of Directors has been clear all along - this is all about shareholder value. Unlike Northrop, we have a responsibility to act in the best interests of TRW shareholders. We are working to ensure that TRW shareholders receive the value that is rightfully theirs and Northrop does not have the right to define the playing field. TRW's Board of Directors has clearly demonstrated that it is willing to do what it takes to enhance shareholder value and our Board will continue to do so, regardless of Northrop's pressure tactics.

                  If Northrop is sincerely interested in accessing information and participating in a process that will give Northrop a real opportunity to make its best offer for TRW, TRW is more than happy to accommodate Northrop.

         Sincerely,
         /s/
         William B. Lawrence
         Executive Vice President, General Counsel and Secretary

TRW provides advanced-technology products and services for the aerospace, systems, and automotive markets.


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